UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2025

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Packaging Corporation of America (the “Company”) expects that it will close the issuance and sale of the Notes (defined below) on August 15, 2025. The information under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On August 11, 2025, the Company priced an offering of $500 million aggregate principal amount of its 5.200% Senior Notes due 2035 (the “Notes”). In connection with the offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase the Notes, subject to and upon the terms and conditions set forth therein. A copy of the Underwriting Agreement has been filed as an Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The Notes will be issued under an indenture, dated as of July 21, 2003, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Indenture”).

Net proceeds from the offering of the Notes, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $495.1 million. The Company intends to use these net proceeds, together with drawings on its term loan facilities and cash on hand, to finance the acquisition of the containerboard business of Greif, Inc. (the “Greif Acquisition”) and for related transaction fees and expenses.

The Notes will be the Company’s unsecured senior obligations and will mature on August 15, 2035. The Notes will bear interest at a rate of 5.200% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026.

At any time prior to May 15, 2035 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at a redemption price equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 15 basis points less interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, up to the redemption date.

In the event that the Greif Acquisition is not consummated on or before June 30, 2026 (as such date may be extended pursuant to the terms of the definitive agreement relating to the Greif Acquisition (the “Greif Purchase Agreement”)) or the Greif Purchase Agreement is terminated at any time prior thereto, the Company will be required to redeem the Notes, in whole and not in part, for a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon a “change of control triggering event” (as defined in the Indenture) with respect to the Notes, unless the Company has exercised its option to redeem the Notes, holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased plus any accrued and unpaid interest, if any, up to, but not including, the repurchase date.

The Indenture governing the Notes restricts, among other things, the Company and its subsidiaries’ ability to incur additional indebtedness secured by liens, enter into sale and leaseback transactions and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the Company’s assets.

The Notes are being issued pursuant to the Registration Statement (File No. 333-289469) that the Company filed with the Securities and Exchange Commission (the “SEC”) relating to the public offering from time to time of debt securities of the Company pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with filing with the SEC a definitive prospectus supplement, dated August 11, 2025, and base prospectus, dated August 11, 2025, relating to the public offering of the Notes, the Company is filing the Underwriting Agreement, the form of the Notes and certain other exhibits with this Current Report on Form 8-K as exhibits to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated August 11, 2025, between Packaging Corporation of America, BofA Securities, Inc., Mizuho Securities USA LLC and U.S. Bancorp Investments, Inc.

4.1	Officers’ Certificate, dated August 15, 2025, pursuant to Section 301 of the Indenture, dated as of July 21, 2003, between Packaging Corporation of America and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (form of Notes filed under Exhibit 4.2 hereto).

4.2	5.200% Senior Notes due 2035.

5.1	Opinion of Mayer Brown LLP, dated August 15, 2025.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Executive Vice President and Chief Financial Officer

Date: August 15, 2025